UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 15, 2007

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors;
                Appointment of Certain Officers

On November 15, 2007, CFS Bancorp Inc.’s wholly-owned subsidiary, Citizens Financial Bank (the “Bank”), and Zoran Koricanac, the Bank’s Senior Loan Officer, entered into a separation agreement (the “Agreement”) regarding Mr. Koricanac’s employment.  Pursuant to the Agreement, Mr. Koricanac’s employment with the Bank will end effective at the close of business on December 1, 2007.  Mr. Koricanac will receive separation payments totaling $60,000 with health benefits coverage continuing through December 31, 2007.  Mr. Koricanac also has 30 days from December 1, 2007 to exercise his stock options issued under the CFS Bancorp, Inc. 2003 Stock Option Plan.  Mr. Koricanac has options for 35,000 shares of CFS Bancorp, Inc. stock at an average exercise price of $14.15.  As required by law, Mr. Koricanac has seven days from the execution date of the Agreement to revoke his execution of the Agreement.  This Agreement terminates any previous employment agreement between CFS Bancorp, Inc., the Bank and Mr. Koricanac.

ITEM 9.01         Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The following exhibit is filed herewith.

Exhibit Number                                                 Description

                    10.1                                                  Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: November 16, 2007	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice-President